Exhibit 99.1

Marin Software Announces Fourth Quarter and Full Year 2013 Financial Results

•	Record fourth quarter net revenues of $21.8 million, up 28% year-over-year

•	19th consecutive quarter of sequential quarterly revenue growth

•	Record 2013 net revenues of $77.3 million, up 30% year-over-year

•	Managed $6 billion in annualized marketing spend on Marin’s platform

San Francisco, CA (February 11, 2014) – Marin Software Incorporated (NYSE: MRIN), provider of a leading Revenue Acquisition Management platform for advertisers and agencies, today announced financial results for the fourth quarter and full year ended December 31, 2013.

“We closed out 2013 on a strong note, with results above our guidance on the top and bottom line,” said Chris Lien, Founder and Chief Executive Officer of Marin. “We also passed another significant milestone during the quarter, with our customers using our platform to manage more than $6 billion of annualized marketing spend. Leading companies across the globe continue to utilize Marin to help them drive superior business results from their digital marketing efforts.”

Fourth Quarter 2013 Financial Highlights:

•	Net Revenues: Net revenues totaled $21.8 million, a year-over-year increase of 28% when compared to $17.1 million in the prior year period.

•	Gross profit: GAAP gross profit was $13.7 million, resulting in gross margin of 63%, compared to GAAP gross margin of 59% during the fourth quarter of 2012. Non-GAAP gross profit was $14.3 million, resulting in non-GAAP gross margin of 66%, compared to non-GAAP gross margin of 61% during the fourth quarter of 2012.

•	Loss from operations: GAAP loss from operations was ($7.9) million, compared to ($6.8) million for the fourth quarter of 2012. GAAP operating margin was (36%), compared to (40%) during the fourth quarter of 2012. Non-GAAP loss from operations was ($6.9) million, compared to ($6.4) million for the fourth quarter of 2012. Non-GAAP operating margin was (32%), compared to (37%) during the fourth quarter of 2012.

•	Net loss: Net loss was ($8.1) million or ($0.25) per share based on 32.8 million weighted average shares outstanding. This compares to a net loss of ($7.3) million or ($1.59) per share based upon 4.6 million weighted average shares outstanding for the fourth quarter of 2012.

•	Non-GAAP net loss: Non-GAAP net loss was ($7.0) million or ($0.21) per share based upon 32.8 million weighted average shares outstanding. This compares to ($6.6) million or ($0.28) per share based on 23.3 million weighted average shares outstanding during the fourth quarter of 2012, which assumes our convertible preferred stock was converted to common stock for the full quarter.

•	Adjusted EBITDA: Adjusted EBITDA was a loss of ($5.6) million, as compared to a loss of ($5.5) million for the fourth quarter of 2012.

•	Balance Sheet: As of December 31, 2013, cash and cash equivalents totaled $104.4 million, compared to $31.5 million as of December 31, 2012. Marin received $109.4 million in proceeds, net of issuance costs paid, from its initial public offering, including exercise of the over-allotment option, during the year ended December 31, 2013.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below, under the heading “Non-GAAP Financial Measures.”

Full Year 2013 Financial Highlights:

•	Net Revenues: Net revenues totaled $77.3 million, a year-over-year increase of 30% when compared to $59.6 million in 2012.

•	Gross profit: GAAP gross profit was $46.2 million, resulting in gross margin of 60%, compared to GAAP gross margin of 58% during 2012. Non-GAAP gross profit was $48.2 million, resulting in non-GAAP gross margin of 62%, compared to non-GAAP gross margin of 60% during 2012.

•	Loss from operations: GAAP loss from operations was ($34.3) million, compared to ($25.3) million in 2012. GAAP operating margin was (44%), compared to (42%) during 2012. Non-GAAP loss from operations was ($31.2) million, compared to ($21.5) million for 2012. Non-GAAP operating margin was (40%), compared to (36%) during 2012.

•	Net loss: Net loss was ($35.9) million or ($1.36) per share based on 26.3 million weighted average shares outstanding. This compares to a net loss of ($26.5) million or ($6.00) per share based upon 4.4 million weighted average shares outstanding for 2012.

•	Non-GAAP net loss: Non-GAAP net loss was ($32.2) million or ($1.06) per share based upon 30.5 million weighted average shares outstanding. This compares to ($22.2) million or ($0.96) per share based on 23.2 million weighted average shares outstanding during 2012, which assumes our convertible preferred stock was converted to common stock for the full year.

•	Adjusted EBITDA: Adjusted EBITDA was a loss of ($26.5) million, as compared to a loss of ($18.9) million for 2012.

Fourth Quarter 2013 Business Highlights

•	Managed $6 billion in annualized spend under management, becoming the first independent platform within our industry to do so.

•	Released Audience Connect and partnered with BlueKai to unite advertisers’ customer and audience data with search intent. Advertisers can now target more effectively, customize creative and optimize bidding by specific audiences for search campaigns as well as display, video, analytics, native mobile advertising and site optimization.

•	Introduced Revenue Connect, the ability to align marketing campaigns with business analytics and gain a true measure of revenue. Revenue Connect enables digital marketers to see deep into their purchase funnels, bridge offline sales to online advertising campaigns, and optimize to customer lifetime value.

•	Developed support for Bing Product Ads. Within the Marin platform, customers can now efficiently create, manage and report on both Google Product Listing Ads (PLAs) and Bing Product Ads. The new capability improves campaign workflow and insight across these search engines.

•	Managed advertisers’ initial use of Google PLAs on smartphones. PLAs made their debut on smartphones in October, which Marin previously developed support for. Compared to PLAs on desktop and tablets, Marin customers experienced a 33% higher click-through rate on smartphone PLAs.

•	Increased the number of active advertisers leveraging the Marin platform. During the fourth quarter, 673 active advertisers utilized the Marin platform, compared to 531 during the fourth quarter of 2012. Marin defines active advertisers as an advertiser from whom Marin recognized revenues in excess of $2,000 in at least one month during the quarter.

Financial Outlook:

As of February 11th, 2014, Marin is initiating guidance for its first quarter and full year 2014 as follows:

Forward-Looking Guidance
In millions, except per share data
	Range of Estimate
	From	To
Three Months Ending March 31, 2014
Revenues, net	$21.4	$21.8
Non-GAAP loss from operations	$(8.9)	$(8.5)
Non-GAAP net loss per share	$(0.28)	$(0.26)
Weighted average shares outstanding	33.0

Year Ending December 31, 2014
Revenues, net	$95.0	$96.6
Non-GAAP loss from operations	$(30.5)	$(28.9)
Non-GAAP net loss per share	$(0.94)	$(0.90)
Weighted average shares outstanding	33.4

Non-GAAP loss from operations and non-GAAP net loss per share excludes the effects of stock-based compensation, amortization of internally developed software, noncash expenses related to warrants and capitalization of internally developed software.

Quarterly Results Conference Call

Marin Software will host a conference call today at 2:00 PM Pacific Time (5:00 PM Eastern Time) to review the company’s financial results for the quarter and full year ended December 31, 2013 and its outlook for the future. To access the call, please dial (877) 705-6003 in the U.S. or (201) 493-6725 internationally. Passcode is 13574390. A live webcast of the conference will be accessible from Marin Software’s website at: http://investor.marinsoftware.com/. Following the completion of the call through 11:59 p.m. EST on February 18, 2014, a recording will be available for replay at: http://investor.marinsoftware.com/ and a telephone replay will be available by dialing (877) 870-5176 in the U.S. or (858) 384-5517 internationally with the recording access code 13574390.

About Marin Software

Marin Software Incorporated (NYSE: MRIN) provides a leading Revenue Acquisition Management platform used by advertisers and agencies to measure, manage and optimize more than $6 billion in annualized ad spend. Offering an integrated platform for search, display, social, and mobile advertising, Marin helps advertisers and agencies improve financial performance, save time, and make better decisions. Headquartered in San Francisco, with offices worldwide, Marin’s technology powers marketing campaigns in more than 160 countries. For more information about Marin’s products, please visit: http://www.marinsoftware.com/solutions/overview.

Non-GAAP Financial Measures

Marin uses certain non-GAAP financial measures in this release. Marin uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating its ongoing operational performance. Marin believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial results with other companies in our industry, many of which present similar non-GAAP financial measures to investors. Non-GAAP financial measures that Marin uses may differ from measures that other companies may use.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. A reconciliation of the non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures.

Marin defines non-GAAP gross profit, non-GAAP operating loss and non-GAAP net loss as the respective GAAP balances, adjusted for stock-based compensation expense, the capitalization of internally developed software, noncash expenses related to the issuance of warrants, and the amortization of internally developed software. Non-GAAP net loss per share is calculated as non-GAAP net loss divided by the weighted average shares outstanding that are adjusted to assume the conversion of outstanding preferred shares to common shares as of the beginning of the period.

Marin defines Adjusted EBITDA as net loss, adjusted for stock-based compensation expense, depreciation, the amortization of internally developed software, the capitalization of internally developed software, interest expense, net, provision for income taxes and other income (expenses), net. These amounts are often excluded by other companies to help investors understand the operational performance of their business. The Company uses Adjusted EBITDA as a measurement of its operating performance because it assists in comparing the operating performance on a consistent basis by removing the impact of certain non-cash and non-operating items. Adjusted EBITDA reflect an additional way of viewing aspects of the operations that Marin believes, when viewed with the GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting its business.

Forward-Looking Statements

This press release contains forward-looking statements including, among other things, statements regarding Marin’s business, growth, momentum, and future financial results, including its outlook for the first quarter of 2014 and fiscal year 2014. These forward-looking statements are subject to the safe harbor provisions created by the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including but not limited to (i) adverse changes in general economic or market conditions; (ii) delays, reductions or slower growth in the amount spent on online and mobile advertising and the development of the market for cloud-based software; (iii) competitive factors, including but not limited to pricing pressures, entry of new competitors and new applications; (iv) adverse changes in our relationships with and access to publishers and advertising agencies; (v) level of usage and advertising spend managed on our platform; (vi) our ability to expand sales of our solutions in channels other than search advertising; (vii) our ability to expand our sales and marketing capabilities and manage our growth effectively; (viii) the development of the market for digital advertising or revenue acquisition management; (ix) acceptance and continued usage of our platform and services by customers and our ability to provide high-quality technical support to our customers; (x) material defects in our platform, service interruptions at our single third-party data center or breaches in our security measures; (xi) our ability to develop enhancements to our platform; (xii) our ability to protect our intellectual property; (xiii) our ability to manage risks associated with international operations; (xiv) near term changes in sales of our software services or spend under management may not be immediately reflected in our results due to our subscription business model; (xv) our ability to retain and attract qualified management and technical personnel; and (xvi) the ability to acquire and integrate other businesses. These forward looking statements are based on current expectations and are subject to uncertainties and changes in condition, significance, value and effect as well as other risks detailed in documents filed with the Securities and Exchange Commission, including our most recent report on Form 10-Q and current reports on Form 8-K which we may file from time to time, all of which are available free of charge at the SEC’s website at www.sec.gov. Any of these risks could cause actual results to differ materially from expectations set forth in the forward-looking statements. All forward-looking statements in this press release reflect Marin’s expectations as of February 11, 2014. Marin assumes no obligation to, and expressly disclaims any obligation to update any such forward-looking statements after the date of this release.

Investor Relations Contact:

Greg Kleiner

ICR for Marin Software

415-762-0327

ir@marinsoftware.com

Media Contact:

Greg Kunkel

Corporate Communications, Marin Software

415-857-7663

press@marinsoftware.com

Condensed Consolidated Balance Sheets

(On a GAAP basis)

(Unaudited; in thousands, except par value)

	December 31, 2013	December 31, 2012
Assets
Current assets
Cash and cash equivalents	$104,407	$31,540
Accounts receivable, net	14,921	13,133
Prepaid expenses and other current assets	2,695	1,814

Total current assets	122,023	46,487
Property and equipment, net	14,417	9,224
Other noncurrent assets	937	1,513

Total assets	$137,377	$57,224

Liabilities, Preferred Stock and Stockholders’ Equity (Deficit)
Current liabilities
Accounts payable	$1,018	$1,268
Accrued expenses	10,950	9,661
Deferred revenue	2,566	618
Current portion of long-term debt	3,253	1,572

Total current liabilities	17,787	13,119
Long-term debt, less current portion	2,962	9,243
Other long term liabilities	1,284	1,858

Total liabilities	22,033	24,220

Convertible preferred stock, $0.001 par value	—	105,710
Stockholders’ equity (deficit)
Common stock, $0.001 par value	33	5
Additional paid-in capital	228,512	4,638
Accumulated deficit	(113,201)	(77,349)

Total stockholders’ equity (deficit)	115,344	(72,706)

Total liabilities, preferred stock and stockholders’ equity (deficit)	$137,377	$57,224

Condensed Consolidated Statements of Operations

(On a GAAP basis)

(Unaudited; in thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2013	2012	2013	2012
Revenues, net	$21,829	$17,051	$77,315	$59,558
Cost of revenues (1)	8,097	7,036	31,109	24,764

Gross profit	13,732	10,015	46,206	34,794

Operating expenses (1)
Sales and marketing	11,709	9,018	42,799	32,633
Research and development	5,660	4,363	20,715	14,014
General and administrative	4,273	3,431	17,028	13,432

Total operating expenses	21,642	16,812	80,542	60,079

Loss from operations	(7,910)	(6,797)	(34,336)	(25,285)
Interest expense, net	(78)	(171)	(453)	(520)
Other expenses, net	(66)	(234)	(571)	(456)

Loss before provision for income taxes	(8,054)	(7,202)	(35,360)	(26,261)
Provision for income taxes	(7)	(54)	(492)	(221)

Net loss	$(8,061)	$(7,256)	$(35,852)	$(26,482)

Net loss per common share, basic and diluted	$(0.25)	$(1.59)	$(1.36)	$(6.00)

Weighted-average shares outstanding, basic and diluted	32,768	4,559	26,312	4,417

(1) Includes stock-based compensation as follows:
Cost of revenues	$198	$147	$887	$439
Sales and marketing	301	188	1,304	1,005
Research and development	356	183	1,346	831
General and administrative	411	183	1,681	2,673

	$1,266	$701	$5,218	$4,948

Condensed Consolidated Statements of Cash Flows

(On a GAAP basis)

(Unaudited; in thousands)

	Year Ended December 31,
	2013	2012
Operating activities
Net loss	$(35,852)	$(26,482)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation	4,722	2,642
Amortization of internally developed software	1,156	525
Noncash expenses related to warrants	489	581
Stock-based compensation	5,218	4,948
Provision for bad debt	359	296
Other noncash expenses	255	285
Excess tax benefits from stock-based award activities	(119)	(192)
Changes in operating assets and liabilities
Accounts receivable	(2,392)	(3,674)
Prepaid expenses and other current assets	(881)	(550)
Other assets	(524)	(55)
Accounts payable	75	(208)
Deferred revenue	1,948	445
Accrued expenses and other liabilities	2,149	2,344

Net cash used in operating activities	(23,397)	(19,095)

Investing activities
Purchases of property and equipment	(5,023)	(5,507)
Capitalization of internally developed software	(3,216)	(1,743)

Net cash used in investing activities	(8,239)	(7,250)

Financing activities
Proceeds from issuance of common stock in initial public offering, net of issuance costs	109,414	(107)
Proceeds from issuance of note payable, net of issuance costs	1,667	8,631
Repayment of note payable	(9,660)	(4,334)
Redemption of common stock and unvested shares subject to repurchase	(77)	(4,536)
Proceeds from issuance of convertible, preferred stock, net of issuance costs	—	54,196
Proceeds from common stock purchase agreements and option exercises	1,541	2,124
Proceeds from employee stock purchase plan	1,499	—
Excess tax benefits from stock-based award activities	119	192

Net cash provided by financing activities	104,503	56,166

Net increase in cash and cash equivalents	72,867	29,821
Cash and cash equivalents
Beginning of period	31,540	1,719

End of period	$104,407	$31,540

Supplemental disclosure of noncash investing activity
Acquisition of equipment through capital lease	$3,167	$—

Reconciliation of GAAP to Non-GAAP Measures

(Unaudited; in thousands)

	Three Months Ended				Year Ended	Three Months Ended				Year Ended
	March 31, 2012	June 30, 2012	September 30, 2012	December 31, 2012	December 31, 2012	March 31, 2013	June 30, 2013	September 30, 2013	December 31, 2013	December 31, 2013
Gross Profit (GAAP)	$7,720	$8,043	$9,016	$10,015	$34,794	$9,783	$10,522	$12,169	$13,732	$46,206
Plus Stock-based compensation	56	115	121	147	439	205	245	239	198	887
Plus Amortization of internally developed software	96	114	136	179	525	227	256	303	370	1,156
Less Capitalization of internally developed software	—	—	(23)	(15)	(38)	—	—	—	—	—

Gross Profit (Non-GAAP)	$7,872	$8,272	$9,250	$10,326	$35,720	$10,215	$11,023	$12,711	$14,300	$48,249
Operating loss (GAAP)	$(6,492)	$(5,573)	$(6,423)	$(6,797)	$(25,285)	$(9,803)	$(8,758)	$(7,865)	$(7,910)	$(34,336)
Plus Stock-based compensation	2,891	527	829	701	4,948	1,225	1,309	1,418	1,266	5,218
Plus Amortization of internally developed software	96	114	136	179	525	227	256	303	370	1,156
Plus Noncash expenses related to warrants	60	—	—	—	60	—	—	—	—	—
Less Capitalization of internally developed software	(303)	(531)	(440)	(469)	(1,743)	(632)	(916)	(1,018)	(650)	(3,216)

Operating loss (Non-GAAP)	$(3,748)	$(5,463)	$(5,898)	$(6,386)	$(21,495)	$(8,983)	$(8,109)	$(7,162)	$(6,924)	$(31,178)
Net Loss (GAAP)	$(6,754)	$(5,824)	$(6,648)	$(7,256)	$(26,482)	$(10,501)	$(9,097)	$(8,193)	$(8,061)	$(35,852)
Plus Stock-based compensation	2,891	527	829	701	4,948	1,225	1,309	1,418	1,266	5,218
Plus Amortization of internally developed software	96	114	136	179	525	227	256	303	370	1,156
Plus Noncash expenses related to warrants	223	50	61	247	581	310	73	53	53	489
Less Capitalization of internally developed software	(303)	(531)	(440)	(469)	(1,743)	(632)	(916)	(1,018)	(650)	(3,216)

Net Loss (Non-GAAP)	$(3,847)	$(5,664)	$(6,062)	$(6,598)	$(22,171)	$(9,371)	$(8,375)	$(7,437)	$(7,022)	$(32,205)

Calculation of Non-GAAP Earnings Per Share

(Unaudited; in thousands, except per share data)

	Three Months Ended				Year Ended	Three Months Ended				Year Ended
	March 31, 2012	June 30, 2012	September 30, 2012	December 31, 2012	December 31, 2012	March 31, 2013	June 30, 2013	September 30, 2013	December 31, 2013	December 31, 2013
Net Loss (Non-GAAP)	$(3,847)	$(5,664)	$(6,062)	$(6,598)	$(22,171)	$(9,371)	$(8,375)	$(7,437)	$(7,022)	$(32,205)
Weighted-average shares outstanding, basic and diluted	4,254	4,261	4,404	4,559	4,417	7,365	32,237	32,522	32,768	26,312
Additional weighted average shares giving effect to conversion of convertible preferred stock at the beginning of the period	17,275	17,275	17,275	18,753	18,753	16,877	—	—	—	4,162

Shares used in computing non-GAAP net loss per share,basic and diluted	21,529	21,536	21,679	23,312	23,170	24,242	32,237	32,522	32,768	30,474

Non-GAAP net loss per common share, basic and diluted	$(0.18)	$(0.26)	$(0.28)	$(0.28)	$(0.96)	$(0.39)	$(0.26)	$(0.23)	$(0.21)	$(1.06)

Reconciliation of Net Loss to Adjusted EBITDA

(Unaudited; in thousands)

	Three Months Ended				Year Ended	Three Months Ended				Year Ended
	March 31, 2012	June 30, 2012	September 30, 2012	December 31, 2012	December 31, 2012	March 31, 2013	June 30, 2013	September 30, 2013	December 31, 2013	December 31, 2013
Net loss	$(6,754)	$(7,256)	$(6,648)	$(7,256)	$(26,482)	$(10,501)	$(9,097)	$(8,193)	$(8,061)	$(35,852)
Depreciation	488	614	700	840	2,642	1,008	1,121	1,299	1,294	4,722
Amortization of internally developed software	96	114	136	179	525	227	256	303	370	1,156
Interest expense, net	110	102	137	171	520	184	109	82	78	453
Provision for income taxes	49	55	63	54	221	106	149	230	7	492

EBITDA	(6,011)	(6,371)	(5,612)	(6,012)	(22,574)	(8,976)	(7,462)	(6,279)	(6,312)	(29,029)
Stock-based compensation	2,891	527	829	701	4,948	1,225	1,309	1,418	1,266	5,218
Capitalization of internally developed software	(303)	(531)	(440)	(469)	(1,743)	(632)	(916)	(1,018)	(650)	(3,216)
Other (income) expenses, net	103	94	25	234	456	408	81	16	66	571

Adjusted EBITDA	$(3,320)	$(6,281)	$(5,198)	$(5,546)	$(18,913)	$(7,975)	$(6,988)	$(5,863)	$(5,630)	$(26,456)